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                                                                   EXHIBIT 10.11

                                RAS HOLDING CORP.

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     This Amended and Restated Registration Rights Agreement (this "Agreement") is made and entered into as of June 22, 2000, by and among RAS Holding Corp., a Delaware corporation (the "Company"), and each of the persons and entities identified on the signature pages hereto.

                                    RECITALS

     WHEREAS, on or about April 24, 1998, the persons and entities listed on Schedule A hereto (collectively, the "Series B Investors") acquired (i) shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), which may be converted into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and (ii) warrants to purchase shares of Series B Preferred Stock; and

     WHEREAS, on April 28, 2000, the Series B Investors exercised all of their warrants and thereby acquired additional shares of Series B Preferred Stock; and

     WHEREAS, the Company is a party to the Registration Rights Agreement dated as of April 24, 1998, as amended by Amendment No. 1 thereto dated as of May 15, 1998 and Amendment No. 2 thereto dated as of April 30, 1999 (the "Registration Rights Agreement"), with the Series B Investors and the persons listed on Schedule B hereto (the "Other Stockholders"); and

     WHEREAS, the Company is also a party to the Stockholders Agreement dated as of April 24, 1998, as amended by Amendment No. 1 thereto dated May 15, 1998 and the Second Amendment thereto dated June 1, 2000 (the "1998 Stockholders Agreement"), with the Series B Investors and the Other Stockholders; and

     WHEREAS, on or about the date hereof, (i) the entities listed on Schedule C hereto (collectively, the "Series C Investors") are acquiring (i) shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"), which may be converted into shares of Common Stock, and (ii) one of the Series C Investors is also acquiring warrants to purchase shares of Series C Preferred Stock; and

     WHEREAS, the Company and the Series C Investors are also entering into a Series C Convertible Preferred Stockholders Agreement dated as of the date hereof (the "2000 Stockholders Agreement"); and

     WHEREAS, in connection with the purchase and sale of the Series C Preferred Stock, the Company and the Series B Investors, the Other Stockholders and the Series C Investors (collectively, the "Stockholders") desire to amend and restate the Registration Rights Agreement in its entirety by entering into this Agreement; and

     WHEREAS, the Registration Rights Agreement provides that it may be amended by a written instrument signed by the Company and the holders of at least eighty percent (80%) of the

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Registrable Securities (as defined below) and that any such amendment shall be binding on all the Stockholders;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders hereby agree to amend and restate the Registration Rights Agreement in its entirety as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     (a)  "Agreement" shall have the meaning set forth in the Preamble.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     (d)  "Common Stock" shall have the meaning set forth in the Recitals.

     (e)  "Company" shall have the meaning set forth in the Preamble.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     (g)  "Indemnified Party" shall have the meaning set forth in Section
4.3(c).

     (h)  "Indemnifying Party" shall have the meaning set forth in Section
4.3(c).

     (i) "Initiating Other Stockholders" shall mean any Other Stockholder(s) and/or Series C Investor(s) who in the aggregate hold not less than twenty-five percent (25%) of the outstanding Registrable Securities held by Other Stockholders and Series C Investors.

     (j) "Initiating Series B Holders" shall mean any Series B Investor(s) who in the aggregate hold not less than twenty-five percent (25%) of the outstanding Registrable Securities held by Series B Investors.

     (k)  "Investor" shall mean any Series B Investor or Series C Investor.

     (l) "1998 Stockholders Agreement" shall have the meaning set forth in the Recitals.

     (m)  "Other Stockholders" shall have the meaning set forth in the Recitals.

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     (n)  "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, limited liability company, government or government agency, authority or subdivision or other entity.

     (o) "Qualified IPO" shall mean the closing of the sale by the Company of Common Stock in an underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company or any of its subsidiaries), or any series of such public offerings, the aggregate gross proceeds to the Company of at least twenty million dollars ($20,000,000).

     (p) "Registrable Securities" shall mean (i) shares of Common Stock acquired by any Investor or Other Stockholder, whether issued directly or issued or issuable pursuant to the conversion of the Series B Preferred Stock or Series C Preferred Stock (whether such preferred stock is acquired directly pursuant to the applicable Securities Purchase Agreement or upon exercise of any warrants) or the exercise of stock options, (ii) any Common Stock issued or issuable to any Series B Investor or Other Stockholder pursuant to the 1998 Stockholders Agreement whether upon conversion of securities or otherwise, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered and sold under the Securities Act and any shares of Common Stock that may be sold by the holder thereof under Rule 144 without volume limitations.

     (q) The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     (r) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Investors (and also excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     (s) "Restricted Securities" shall have the meaning ascribed thereto in Rule 144.

     (t) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     (u) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

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     (v)  "Securities" means any securities issued by the Company.

     (w) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     (x) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Investor (other than the fees and disbursements of counsel for the Company included in Registration Expenses).

     (y) "Series B Investor" shall have the meaning set forth in the Recitals and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred by a Series B Investor in compliance with Section 4.7 hereof.

     (z) "Series B Preferred Stock" shall have the meaning set forth in the Recitals.

     (aa) "Series C Investors" shall have the meaning set forth in the Recitals and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred by a Series C Investor in compliance with Section 4.7 hereof.

     (bb) "Series C Preferred Stock" shall have the meaning set forth in the Recitals.

     (cc) "Stockholders" shall have the meaning set forth in the Recitals.

     (dd) "2000 Stockholders Agreement" shall have the meaning set forth in the Recitals.

                                    ARTICLE 2
                           DEMAND REGISTRATION RIGHTS

     2.1 REQUESTED REGISTRATION OF SERIES B INVESTORS. If the Company shall receive from Initiating Series B Holders at any time or times not later than the fifth anniversary of the closing of a Qualified IPO and not earlier than the earlier of December 31, 2000 or the effective date of a Qualified IPO (subject to Section 4.8), a written request that the Company effect any registration with respect to all or a part of the Registrable Securities of such Series B Investors the aggregate gross proceeds of which, plus the Securities of any other parties which are included therewith, would exceed five million dollars ($5,000,000), the Company will promptly give written notice of the proposed registration to all other Investors and Other Stockholders, and as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Investor and Other Stockholder joining in such request as are specified in a written request received by the Company within twenty (20) days after delivery by the Company of such written notice described above.

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     2.2  REQUESTED REGISTRATION OF OTHER STOCKHOLDERS. If after the earlier of the full exercise or expiration of the rights of the Series B Investors to request two (2) registrations under Section 2.1, the Company shall receive from Initiating Other Stockholders at any time not later than the eighth anniversary of the closing of a Qualified IPO and at any time or times not earlier than the effective date of a Qualified IPO (subject to Section 4.8), a written request that the Company effect any registration with respect to all or a part of the Registrable Securities of such Other Stockholders the aggregate gross proceeds of which, plus the Securities of any other parties which are included therewith, would exceed five million dollars ($5,000,000), the Company will promptly give written notice of the proposed registration to all Stockholders, and as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Stockholders joining in such request as are specified in a written request received by the Company within twenty (20) days after delivery by the Company of such written notice described above.

     2.3  LIMITATIONS AND PROCEDURES.

     (a) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to Section 2.1 or 2.2:

               (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (2) As to registrations permitted under Section 2.1, after the Company has initiated two (2) such registrations thereunder and, as to registrations under Section 2.2, after the Company has initiated two (2) such registrations thereunder (counting for these purposes only (i) registrations requested under Section 2.1 which have been declared or ordered effective and pursuant to which Securities have been sold and in which all Series B Investors participating in such registration include all of the Registrable Securities such Investors requested to include in such registration, (ii) registrations requested under Section 2.2 which have been declared or ordered effective and pursuant to which Securities have been sold and in which all Other Stockholders and Series C Investors participating in such registration include all of the Registrable Securities such Other Stockholders and Series C Investors requested to include in such registration and (iii) registrations which have been withdrawn by the requesting parties as to which such parties have elected not to bear the Registration Expenses pursuant to Section 4.1 hereof and would, absent such election, have been required to bear such expenses); or

               (3) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company initiated registration; provided that the

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Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

     (b) Subject to the foregoing clauses (1) through (3), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Series B Holders or the Initiating Other Stockholders, as the case may be; provided, however, that if (i) in the good faith judgment of the Board, such registration and offering could materially interfere with or adversely affect bona fide financing, acquisition or other material business plans of the Company at such time or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the business, properties, operations of financial results of the Company and its subsidiaries, taken as a whole, then the Company shall have the right to defer the filing (but not the preparation) of such registration statement for the period during which such disclosure would have the effects described above, provided that (except as provided in clause (3) above) the Company may not defer the filing for a period of more than ninety (90) days after receipt of such request, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

     (c) Any registration statement filed pursuant to request under Section 2.1 or 2.2 may, subject to the provisions of Section 2.3(b) and Section 4.9 hereof, include other securities of the Company, with respect to which registration rights have been granted hereunder, and may include securities of the Company being sold for the account of the Company.

     (d) The right of any participant to registration pursuant to Section 2.1 or 2.2 shall be conditioned upon such participant's participation in such underwriting and the inclusion of such participant's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the other participants therein and such participant with respect to such participation and inclusion) to the extent provided herein. An Investor or Other Stockholder, as the case may be, may elect to include in such underwriting all or a part of the Registrable Securities such Investor or Other Stockholder holds.

     (e) If the Company shall request inclusion in any registration pursuant to this Section 2.3 of Securities being sold for its own account, or if other Persons shall request inclusion in any registration pursuant to this Article 2, the Initiating Series B Holders in respect of registrations under Section 2.1 shall, on behalf of all Series B Investors, and the Initiating Other Stockholders in respect of registrations under Section 2.2 shall, on behalf of all Other Stockholders and Series C Investors, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement (including Section 4.8). The Company shall (together with all Persons proposing to distribute their Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company which is reasonably acceptable to a majority in interest of the Initiating Series B Holders or the Initiating Other Stockholders, as the case may be. Notwithstanding any other provision of this Article 2, if the representative of the underwriters advises the Initiating Series B Holders or the Initiating Other Stockholders, as the case may be, in writing that for any reason a limitation on the number of shares to be underwritten is required, the number of shares to be included in the

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underwriting or registration shall be allocated as set forth in Section 4.9 hereof. If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Series B Holders or the Initiating Other Stockholders. The Securities so excluded shall also be withdrawn from registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced pursuant to this Section 2.3(e), then the Company shall offer to all holders who have retained rights to include Securities in the registration the right to include additional Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Persons requesting additional inclusion in accordance with Section 4.9.

                                    ARTICLE 3
                             REGISTRATION BY COMPANY

     3.1 COMPANY REGISTRATION. If at any time before the eighth anniversary of the closing of a Qualified IPO the Company shall determine to register any of its Securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form under the Securities Act that does not permit secondary sales, the Company will:

     (a)  promptly give to each Stockholder written notice thereof; and

     (b) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in
Section 3.2 below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Stockholder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is delivered by the Company. Such written request may specify all or a part of a Stockholder's Registrable Securities.

     3.2 UNDERWRITING. (a) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 3.1(a). In such event, the right of any Stockholder to registration pursuant to this Article 3 shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registrable Securities in the underwriting to the extent provided herein and in Section 4.9. All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     (b) Notwithstanding any other provision of this Section 3.2, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Stockholders. The Company shall so advise all holders of Securities requesting registration, and the number of shares of Securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 4.9.

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     (c)  If any Person does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company or the representative of the underwriter. Any Registrable Securities or other Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced pursuant to this Section 3.2, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the Persons requesting additional inclusion in accordance with Section 4.9 hereof.

                                    ARTICLE 4
                 EXPENSES, INDEMNIFICATION AND CERTAIN MECHANICS

     4.1 EXPENSES OF REGISTRATION. All (a) Registration Expenses incurred in connection with (i) any registration, qualification or compliance pursuant to
Section 3.1 hereof, (ii) the first two (2) registrations pursuant to each of Sections 2.1 or 2.2 hereof, and (iii) any registration initiated pursuant to the terms of Section 2.1 or 2.2 in which the Stockholders are permitted, pursuant to the terms of Section 4.9, to register less than the number of shares such Stockholders request to include and such Stockholders continue to participate in the registered offering, and (b) reasonable fees of one counsel for the Series B Investors or Other Initiating Stockholders for any registration effected pursuant to Section 2.1 or 2.2, respectively, shall be borne by the Company subject to the provisions contained in the next sentence. If the Series B Investors, or Other Stockholders and Series C Investors, bear the Registration Expenses for any registration proceeding begun pursuant to Section 2.1 and 2.2, respectively, and subsequently withdrawn by the Initiating Series B Holders or the Initiating Other Stockholders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section
2.1 or 2.2, as applicable. If the Series B Investors, or Other Stockholders and Series C Investors, do not bear the Registration Expenses for any registration proceeding begun pursuant to Section 2.1 or 2.2, respectively, and subsequently withdrawn by such Initiating Series B Holders or Initiating Other Stockholders registering shares therein, such registration proceeding shall be counted as a requested registration pursuant to Section 2.1 or 2.2, as applicable, unless such withdrawal is based upon material adverse information relating to the Company which differs from information publicly available at the time of such request or information which is provided by the Company within five (5) days of such request that is different from the information known to the Series B Investors, or Other Stockholders and Series C Investors, requesting registration at the time of their request for registration under Section 2.1 or 2.2, respectively. All Selling Expenses relating to Securities so registered shall be borne by the holders of such Securities pro rata on the basis of the number of shares of Securities so registered on their behalf.

     4.2 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Stockholder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

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     (a)  Keep such registration effective for a period of ninety (90) days or until the Stockholders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such ninety (90) day period shall be extended for a period of time equal to the period the Stockholders refrains from selling any Securities included in such registration at the request of the Company or an underwriter of Common Stock (or other Securities) of the Company;

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement;

     (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Stockholder from time to time may reasonably request;

     (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

     (e) If the Common Stock is then listed on a national securities exchange or quoted on a Nasdaq market, then cause all such Registrable Securities registered pursuant hereunder to be listed on each such national securities exchange or quoted on such Nasdaq market and if the Common Stock is not then listed on a national securities exchange or quoted on a Nasdaq market, then cause the Common Stock to be listed on a national securities exchange or quoted on a Nasdaq market if a national securities exchange or a Nasdaq market is reasonably likely to permit the listing or quoting of the Common Stock;

     (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

     (g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 or 2.2, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions.

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     4.3  INDEMNIFICATION.

     (a) The Company will indemnify each Stockholder, each of its employees, officers, directors and partners, legal counsel, and accountants and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Stockholder each of its employees, officers, directors, partners, legal counsel, and accountants and each person controlling such Stockholder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Stockholder in its capacity as a Stockholder, and not in their capacity as a director, officer or employee of the Company, if applicable, or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 4.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not been unreasonably withheld).

     (b) Each Stockholder will, if Securities held by such Stockholder are included in the Securities as to which such registration, qualification, or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors, officers, employees, partners, legal counsel, and accountants and each underwriter, if any, of the Securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other Stockholder, and each of their officers, directors, and partners, and each person controlling such other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to

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the extent, that such untrue statement (or alleged untrue statement) or omission
(or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Stockholder in their capacity as a Stockholder, and not in its capacity as a director, officer or employee of the Company, if applicable, and stated to be specifically for use therein provided, however, that the obligations of such Stockholder hereunder shall not exceed the amount of the proceeds received by such Stockholder as a result of such registration, qualification or compliance and shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld).

     (c) Each party entitled to indemnification under this Section 4.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 4.3 is held by a court of competent jurisdiction to be unavailable to any Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     4.4 INFORMATION BY INVESTORS. Each Stockholder shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.

     4.5 LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the Company shall not, without the prior written consent of eighty percent (80%) of the Registrable Securities issued or issuable to the Investors, enter into any agreement with any holder or prospective holder of any Securities of the Company giving such holder or prospective holder any registration rights except for rights similar to those granted to the Stockholders under Article 3 hereof granted to any Person hereafter; provided that no such rights shall take any priority to the rights of Series B Investors under this Agreement and shall be allocated to any registration only after all Registrable Securities of Series B Investors are allocated thereto.

     4.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

     (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of Securities to the general public;

     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

     (c) So long as a Stockholder owns any Restricted Securities, furnish to the Stockholder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its Securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such Restricted Securities without registration.

     4.7 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Stockholder by the Company under this Agreement may be transferred or assigned by a Stockholder in connection with any transfer of the Registrable Securities or Securities which may be exercised for or converted into Registrable Securities provided that (a) the Company is given written notice at least ten (10) days before the time of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities or Securities which may be exercised for or converted into Registrable Securities with respect to which such registration rights are being transferred or assigned, (b) the transferee or assignee of such rights assumes the obligations of such Stockholder under this Agreement and (c) such Stockholder complies with any other applicable restrictions on transfers under the 1998 Stockholders Agreement or the 2000 Stockholders Agreement, as the case may be.

     4.8 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other Securities) of the Company, a Stockholder shall not sell or otherwise transfer or dispose of any Common Stock (or other Securities) of the Company held by such Stockholder (other than those included in the registration) during the period requested by the representative of the underwriters, which shall not exceed a one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all other Stockholders and all officers and directors of the Company enter into similar agreements. The obligations described in this Section 4.8 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or Securities) subject to the foregoing restriction until the end of such one hundred eight
(180) day period.

     4.9 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any registration which is to be an underwritten offering in which all of the shares of Common Stock to be registered for the account of the Company and all of the Registrable Securities and other shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued Series B Preferred Stock or Series C Preferred Stock) with registration rights hereunder requested to be included in a registration on behalf of the Stockholders cannot be so included as a result of limitations as determined by the representative of the underwriters, the number of shares of Common Stock to be registered for the account of the Company, and Registrable Securities that may be so included shall be allocated among the Company and Stockholders requesting inclusion of shares as follows:

     (a) In any registration pursuant to Section 2.1, (i) first, to the Series B Investors participating in such registration pro rata on the basis of the number of shares of Registrable Securities held by such Series B Investors until such Series B Investors have included all of the Registrable Securities that such Series B Investors requested to include in such registration, (ii) second, to Series C Investors participating in such registration pro rata on the basis of the number of Registrable Securities that such Series C Investors requested to include in such registration, (iii) third, to Other Stockholders participating in such registration pro rata on the basis of the number of Registrable Securities that such Other Stockholders requested to include in such registration and (iv) fourth, any excess to the Company until the Company has included all of the shares of Common Stock that the Company desires to include in such registration.

     (b) In any registration pursuant to Section 2.2, (i) first, to the Other Stockholders and Series C Investors participating in such registration pro rata on the basis of the number of shares of Registrable Securities held by such Other Stockholders and Series C Investors until such Other

Stockholders and Series C Investors have included all of the Registrable Securities that such Other Stockholders and Series C Investors requested to include in such registration, (ii) second, to Series B Investors participating in such registration pro rata on the basis of the number of Registrable Securities that such Series B Investors requested to include in such registration, and (iii) third, any excess to the Company until the Company has included all the shares of Common Stock that the Company desires to include in such registration.

     (c) In any registration other than pursuant to Section 2.1 or 2.2, (i) first, to the Company until the Company has included all of the Securities that the Company desires to include in such registration, and (ii) second, any excess to the Stockholders desiring to sell Registrable Securities in such registration pro rata on the basis of the Registrable Securities requested to be included in such registration by such Stockholders participating in such registration; provided that the pro rata allocation to Ronald A. Schachar and his Affiliates shall not exceed two (2) shares to every one (1) share allocated to all other Stockholders participating in the registration; provided, further, that the Series B Investors shall receive priority rights such that the value of the Registrable Securities they are permitted to include in such registration shall equal ten percent (10%) of the value of the Securities included by the Company in such offering prior to the pro rata allocation set forth in clause (d)(ii) above.

     (d) If any Stockholder does not request inclusion of the maximum number of shares of Registrable Securities allocated to such Stockholder pursuant to the above described procedure, such allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration and the remaining portion of such Stockholder's allocation shall be reallocated among those requesting Stockholders whose allocations did not satisfy their requests in accordance with the priorities set forth in Section 4.9(a), (b), (c) and (d) pro rata on the basis of the number of shares of Registrable Securities which would be held by such Stockholders, and this procedure shall be repeated until all of the shares of Registrable Securities which may be included in the registration on behalf of the Stockholders have been so allocated.

     (e) The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders of the Company with no registration rights.

     (f) Each of the provisions of this Section 4.9 that refers to Registrable Securities assumes full conversion of Series B Preferred Stock, Series C Preferred Stock, warrants to purchase Series C Preferred Stock and all other convertible securities.

     4.10 DELAY OF REGISTRATION. No Stockholder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                                    ARTICLE 5
                                  MISCELLANEOUS

     5.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Texas, as if entered into by and between Texas residents exclusively for performance entirely within Texas.

     5.2 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Stockholders may assign their rights hereunder in accordance with Section 4.7.

     5.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least eighty percent (80%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Stockholders, but in no event shall the obligations of any Stockholder hereunder be materially increased, except upon the written consent of such Stockholder.

     5.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Stockholder, as indicated on the signature pages hereof, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 5910 North Central Expressway, Suite 1770, Dallas, Texas 75206, or at such other address as the Company shall have furnished to each Stockholder in writing. All such notices and other written communications shall be effective
(i) if mailed, three (3) days after mailing and (ii) if delivered by hand or courier, upon delivery.

     5.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto shall impair any such right, power or remedy of such non-breaching or defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing executed by such party and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

     5.6 RIGHTS; SEPARABILITY. Unless otherwise expressly provided herein, a party's rights hereunder are several rights, not rights jointly held with any of the other parties. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     5.9 EXECUTION. Upon the execution of this Agreement by the holders of at least eighty percent (80%) of the Registrable Securities, this Agreement shall amend, supersede and replace the Registration Rights Agreement in all respects and shall be binding on all Stockholders.

            [The remainder of this page is intentionally left blank.]

               Amended and Restated Registration Rights Agreement
                            Dated as of June 22, 2000

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                        THE COMPANY:

                                        RAS HOLDING CORP.


                                        By:   /s/ Ronald A. Schachar
                                              ----------------------------------
                                              Ronald A. Schachar, M.D.
                                              President and Chief Executive
                                              Officer


                                        SERIES B INVESTORS:


                           REMAINDER OF SIGNATURES
                            INTENTIONALLY OMITTED.

                            EXHIBITS AND SCHEDULES
                            INTENTIONALLY OMITTED.